                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )

    Filed by the registrant /x/
    Filed by a party other than the registrant / /
    Check the appropriate box:
    / / Preliminary proxy statement
    /x/ Definitive proxy statement
    / / Definitive additional materials
    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         American General Corporation
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               (Name of Registrant as Specified in Its Charter)
                                  Registrant
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transactions applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

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    (4) Proposed maximum aggregate value of transaction:

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    / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filng party:

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    (4) Date filed:

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------------
    /1/Set forth the amount on which the filing fee is calculated and state how it was determined.

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                          American General Corporation

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To Our Shareholders:

    You are invited to attend the 70th annual meeting of the shareholders of American General Corporation on Thursday, April 25, 1996. The meet-ing will be held at The Westin Oaks Hotel, 5011 Westheimer Road, Hous-ton, Texas, at 9 a.m. CDT.

    The meeting will be held for the following purposes:

    .to elect ten directors for one-year terms;

    . to ratify the appointment of Ernst & Young LLP as independent audi-tors for calendar year 1996;

    . to transact any other business that may properly come before the meeting or any adjournment thereof.

    YOUR VOTE IS IMPORTANT. Since many shareholders are not able to at-tend the meeting, the board of directors solicits proxies so that each shareholder has an opportunity to vote on the issues to be decided at the meeting.

    PLEASE RETURN THE ENCLOSED PROXY. We urge you to complete and return your proxy as promptly as possible - even if you are planning to attend the meeting. Prior to any vote taken at the meeting, you may change your proxy or vote in person. RETURNING YOUR CARD PROMPTLY will save the company the expense of a second mailing.

    We hope you will be represented at the meeting, either in person or by proxy. Thank you for your continued support.

                                       For the board of directors,

  [SIGNATURE OF JOHN A. ADKINS         [SIGNATURE OF HAROLD S. HOOK
       APPEARS HERE]                         APPEARS HERE]
  John A. Adkins                       Harold S. Hook
  Corporate Secretary                  Chairman and Chief Executive Officer

  March 19, 1996

  [LOGO OF AMERICAN GENERAL APPEARS HERE]

  1996 PROXY STATEMENT

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

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--------------------------------------------------------------------------------

1996 PROXY STATEMENT
________________________________________________________________________________

GENERAL INFORMATION.........................................................   1
ELECTION OF DIRECTORS (Item 1)..............................................   1
GOVERNANCE OF THE COMPANY...................................................   4
COMPENSATION OF EXECUTIVE OFFICERS..........................................   5
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN.................  11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............................  14
SECURITY OWNERSHIP OF MANAGEMENT............................................  15
CERTAIN RELATIONSHIPS AND TRANSACTIONS......................................  16
INDEPENDENT AUDITORS (Item 2)...............................................  16
OTHER BUSINESS..............................................................  17
PROXY SOLICITATION..........................................................  17
VOTING OF THRIFT PLAN HOLDINGS..............................................  17

Copies of this proxy statement, the Company's Annual Report to Shareholders, and its Annual Report on Form 10-K are available to shareholders at no charge upon request directed to:

American General Corporation
Investor Relations
P.O. Box 3247
Houston, TX 77253-3247
Telephone: (800) AGC-1111
   Fax: (713) 523-8531

                                         [LOGO OF AMERICAN GENERAL APPEARS HERE]




--------------------------------------------------------------------------------

                          AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

GENERAL INFORMATION

 The accompanying proxy is solicited by the board of directors of American General Corporation (the "Company" or "American General") for use at the Company's annual meeting of shareholders on Thursday, April 25, 1996. The 1995 Annual Report to Shareholders has been mailed to shareholders. This proxy statement and the proxy card are being sent to shareholders beginning on March 19, 1996.

 Shares represented by proxies that are properly executed and returned with choices specified will be voted accordingly at the meeting or any adjournment thereof. If a proxy is signed without choices specified, those shares will be voted for the election of the director nominees named herein and for the rati-fication of the appointment of the independent auditors for 1996.

 A shareholder may revoke a proxy at any time before it is voted by executing another proxy or voting in person. Shareholders who attend the meeting may vote by ballot at the meeting, thereby cancelling any proxy previously given.

 VOTING INFORMATION. Holders of record of common stock ("Common Stock") and holders of record of 7% mandatorily convertible preferred stock ("Preferred Stock") at the close of business on March 6, 1996 will be entitled to vote at the meeting. On that date, 207,606,549 shares of Common Stock and 2,317,701 shares of Preferred Stock were issued and outstanding. Shareholders are enti-tled to one vote for each share of Common Stock, and four-fifths of one vote for each share of Preferred Stock, held by such shareholders. Holders of Com-mon Stock and Preferred Stock will vote together as one class upon the matters to come before the meeting.

 Abstentions and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter) will be counted as present for purposes of determining a quorum at the meeting; however, they will have the same legal effect as votes against a nom-inee or proposal.

 QUORUM. The bylaws of the Company require, for a quorum, the presence at the meeting in person or by proxy of the holders of a majority of the shares enti-tled to vote at the meeting. IN ORDER TO ENSURE THAT A QUORUM WILL BE PRESENT, EACH SHAREHOLDER IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

ELECTION OF DIRECTORS
(Item 1 on proxy card)

 By resolution of the board of directors, the number of directors of the Com-pany has been fixed at ten as of the date of the meeting.

 All ten director nominees are currently directors of the Company. All nomi-nees have been nominated for one-year terms ending at the next annual meeting when their successors assume office. The affirmative vote of a majority of the votes cast by the holders of Common Stock and Preferred Stock present and en-titled to vote at the meeting is required for the election of each nominee to serve as a director of the Company for such term.

 All directors to be elected at this meeting were elected at the annual meet-ing in 1995 for a one-year term, with the exception of Jon P. Newton. Mr. New-ton was elected as a director by the board of directors on October 26, 1995, to replace James R. Tuerff.

 Although the management of the Company has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly.

 In addition to serving on the boards of directors listed on succeeding pages, Harold S. Hook, Robert M. Devlin, and Jon P. Newton serve as directors of American General Finance, Inc. Messrs. Devlin and Newton also serve as direc-tors of American General Finance Corporation. Each of these subsidiaries of the Company has publicly issued debt securities outstanding.

 On succeeding pages, information is presented about each nominee for direc-tor, including name, age, principal occupation during the past five years, certain other directorships, and the period during which the director has served on the board.

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                             1996 PROXY STATEMENT                             1

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--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTOR

               J. Evans Attwell, 64


  [PHOTO]      . Vinson & Elkins L.L.P. (attorneys), Of Counsel         Director
               . With that firm since 1956                              since
               . Director: Seagull Energy Corporation                   1963

               Brady F. Carruth, 38


  [PHOTO]      . Gulf Coast Capital Corporation (commercial             Director
                 landscaping), President & CEO since 1986               since
               . Director: Consolidated Graphics, Inc. and Carruth-     1990
                 Doggett Industries, Inc.

               W. Lipscomb Davis Jr., 64


  [PHOTO]      . Hillsboro Enterprises (investments), Partner since     Director
                 1985                                                   since
               . Director: Genesco, Inc., Thomas Nelson, Inc., and      1977
                 SunTrust Bank, Nashville, N.A.

               Robert M. Devlin, 55


  [PHOTO]      . American General Corporation, President since 1995,    Director
                 Vice Chairman, 1993 to 1995                            since
               . American General Life Insurance Company, President     1993
                 & CEO, 1986 to 1993
               . Joined American General in 1977

               Harold S. Hook, 64


  [PHOTO]      . American General Corporation, Chairman & CEO since     Director
                 1978, President, 1975 to 1981                          since
               . Joined American General in 1970 as president of a      1972
                 subsidiary
               . Director: Chemical Banking Corporation, Cooper
                 Industries, Inc., PanEnergy Corp, and Sprint
                 Corporation

--------------------------------------------------------------------------------

2                         AMERICAN GENERAL CORPORATION

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--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTOR (CONTINUED)

               Larry D. Horner, 61


  [PHOTO]      . Pacific USA Holdings Corp. (real estate and thrift     Director
                 operations), Chairman since 1994                       since
               . Arnhold and S. Bleichroeder, Inc., Managing            1991
                 Director, 1991 to 1994
               . KPMG Peat Marwick LLP, 1956 to 1991, Chairman &
                 CEO, 1984 to 1990
               . Director: Atlantis Plastics, Inc., First Eagle
                 International Fund, Inc., Laidlaw Holdings, Inc.,
                 Pacific Southwest Bank, and Phillips Petroleum
                 Company

               Richard J. V. Johnson, 65


  [PHOTO]      . Houston Chronicle (newspaper publishing), Chairman     Director
                 since 1990 and Publisher since 1987                    since
               . With that organization since 1956                      1990
               . Advisory Director: Texas Commerce Bank N.A.

               Jon P. Newton, 54


  [PHOTO]      . American General Corporation, Vice Chairman &          Director
                 General Counsel since 1995, Senior Vice President &    since
                 General Counsel, 1993 to 1995                          1995
               . Joined American General in 1993
               . Clark, Thomas, Winters & Newton (attorneys), 1979
                 to 1993

               Robert E. Smittcamp, 54


  [PHOTO]      . Lyons-Magnus Co., Inc. (food processing), President    Director
                 & CEO since 1971                                       since
               . Wawona Frozen Foods, Inc., Co-Owner since 1987;        1990
                 Wawona Orchards, Co-Owner since 1960
               . Director: Lyons Transportation Co. and Astec
                 TechnologyEngineering Co.

               Anne M. Tatlock, 56


  [PHOTO]      . Fiduciary Trust Company International (investment      Director
                 management), President since 1994, Executive Vice      since
                 President, 1990 to 1994                                1995
               . Director: American Brands, Inc., Fiduciary Trust
                 Company International, and PHH Corporation


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                              1996 PROXY STATEMENT                             3

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GOVERNANCE OF THE COMPANY

 In accordance with applicable Texas law, the business and affairs of the Com-pany are managed under the direction of its board of directors.

 During 1995, the board of directors held 9 meetings, and each director at-tended at least 91% of the aggregate number of meetings of the board of direc-tors and of committees on which such director served.

 AUDIT COMMITTEE. The audit committee recommends to the board of directors the independent auditors to be engaged by the Company and confers with the independent auditors regarding their review of the annual financial state-ments, their findings, and their recommendations.

 The audit committee also reviews compliance with the Company's Policy on Business Conduct; reviews the scope of the audit to be performed for the fol-lowing year; and reviews with the independent auditors the accounting princi-ples and policies of the Company.

 The audit committee, the members of which are Messrs. Davis (chairman), Attwell, and Carruth, held three meetings in 1995.

 EXECUTIVE COMMITTEE. The executive committee is authorized to exercise the authority of the board of directors between regular meetings of the board, ex-cept when action of the full board is required by law.

 The executive committee also is authorized by the board of directors to per-form the functions of a nominating committee and in this capacity recommends candidates for election to the board of directors and to the committees of the board. Shareholders may also recommend board nominees, as described in the section "Other Business - Shareholder Proposals and Nominations."

 The executive committee, which is presently composed of Messrs. Hook (chair-man), Davis, Devlin, and Horner, met concurrently with the board of directors in February, 1995.

 PERSONNEL COMMITTEE. The personnel committee reviews the contribution that key officers and employees make to the Company's performance and prospects, and the salary and other compensation of these individuals. The committee de-termines the Company's matching contribution under the Employees' Thrift and Incentive Plan, and the members of the committee administer the following plans: the 1984 Stock and Incentive Plan (the "1984 Plan") and the 1994 Stock and Incentive Plan (the "1994 Plan") (collectively hereinafter referred to as the "Plans"); and the Supplemental Thrift Plan.

 The personnel committee, composed of Messrs. Horner (chairman), Johnson, Smittcamp, and Ms. Tatlock, held three meetings in 1995.

COMPENSATION OF DIRECTORS

 Each non-employee member of the board of directors receives an annual re-tainer of $32,000, plus a fee of $1,500 for attendance at each meeting of the board or a committee thereof. Committee chairmen receive an additional $5,000 annual retainer. No such fees or retainers are paid to any director who is an employee of the Company.

 The Retirement Plan for Directors provides that any non-employee director who retires from the board of directors at age 65 or older, after serving at least six years, receives an annual sum equal to the annual board retainer at the time of retirement. Payments commence in May following the director's seventi-eth birthday and continue for a period of years equal to the director's years of service or until death, whichever is earlier. Any director with at least six years of service who ceases to be a director within two years of a Change of Control of the Company shall be deemed to have satisfied the age 65 service requirement. See "Change of Control and Other Arrangements - Change of Con-trol" for the definition of "Change of Control."

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4                        AMERICAN GENERAL CORPORATION

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COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE PERSONNEL COMMITTEE

 COMPENSATION POLICY. A central issue in executive compensation is whether to make judgments of executive performance on a prospective or retrospective ba-sis. It is the view of the personnel committee that the retrospective approach permits a more objective evaluation, retains the incentive value of compen-sation, and best serves the long-term interests of shareholders.

 This view is based upon the idea that organizations such as American General are large, complex, dynamic systems. And, in such systems, the control of in-puts does not guarantee the control of outputs. Put another way, results of a given year are seldom the direct effect of executive action in that year.

 In this process, the committee exercises its judgment in establishing the ex-ecutive officers' salaries and their variable compensation, consisting of cash bonuses and three types of long-term incentive awards: options, performance awards, and restricted stock.

 The committee's judgment is based on the policy that compensation should be adequate to attract and retain qualified employees, that compensation paid to such employees should be based on their individual duties and responsibilities and their relative contribution to overall results, and that compensation should take into account the level of compensation for comparable positions inside and outside the organization.

 In administering this policy, the Company has, since 1975, used the perfor-mance and salary review procedures of the Main Event Management(R) Salary Ad-ministration Program. This program is licensed to the Company by Main Event Management Corporation, a company solely owned by Mr. Hook. Since 1985, the committee has retained KPMG Peat Marwick LLP, as independent executive compen-sation consultants, to assist in evaluating the Company's compensation policy.

 Each year, in the course of exercising its judgment with regard to compensa-tion, the committee reviews the individual contribution and performance of each of the key executive officers and any prior incentive awards granted to them. In addition, the committee reviews overall corporate performance, in-cluding the Company's growth in operating earnings per share, return on share-holders' equity, cumulative total shareholder return, and other major accom-plishments of the organization.

 In March, 1996, the committee awarded to the CEO a discretionary cash bonus based on 1995 performance. In connection with the execution of the 1994 Em-ployment Agreement between the CEO and the Company described on page 13, Mr. Hook was granted options in 1994 to purchase 400,000 shares of Common Stock. In light of this award, Mr. Hook did not receive any options in 1995, and it is the expectation of Mr. Hook and the Company that he will not be granted any additional options during the remainder of the term of the Employment Agree-ment.

 All of the other named executive officers identified in the Summary Compensa-tion Table received options to purchase shares of Common Stock and, except for James R. Tuerff, discretionary cash performance bonuses. In arriving at these awards, the committee took particular note of the Company's consistent profit-ability and performance compared to peer companies and industry norms, asset quality, and the rate and consistency of growth of earnings per share and as-sets.

 The results of the Company are compared to those of a group of peer companies that compete in the Company's primary lines of business, most of which are se-lected from the non-bank companies in the S&P Financial Index. The peer group is selected annually by the independent executive compensation consultants re-tained by the Company. Currently, there are 29 companies in this comparison group, which is subject to change as the Company or its competitors change their focus or as new competition emerges.

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                             1996 PROXY STATEMENT                             5

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-------------------------------------------------------------------------------


 The committee believes that the Company's most direct competitors for execu-tive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder return. Thus, the compensation peer group is not the same as the peer group index in the Comparison of Five-Year Cumulative Total Shareholder Return graph included on page 11 of the proxy statement.

 SALARIES. Base salaries of executive officers are reviewed individually on an annual basis to determine if they should be increased, decreased, or left un-changed. During the first quarter, the committee reviews the salaries of the 50 highest salaried employees. In determining the salaries of the executive officers, the committee reviews the factors described under "Compensation Pol-icy" above, and the overall growth and long-term progress of the organization. In addition, the committee compares the CEO's base salary to that paid to chief executive officers in other companies selected from the compensation peer group described above. Subject to the 1994 Employment Agreement between the Company and Mr. Hook described on page 13, the committee attempts to posi-tion the CEO's salary in a middle range that reflects peer company practice. Mr. Hook's base salary in 1995 was the same as in 1994.

 The committee recommends to the board of directors for its approval salaries for the 25 most highly salaried employees. The balance of the highest 50 sala-ries is approved by the committee.

 BONUSES. Employees with salaries placing them in the top 3% of all American General employees are deemed to be in a position to make a significant impact on the growth and profitability of the organization. Therefore, these individ-uals are eligible for consideration for a cash bonus annually. During the first quarter of each year, the committee reviews recommendations for bonuses for eligible employees, excluding the chairman, president, and vice chairman. After reviewing the factors described under "Compensation Policy" above, the committee acts on those recommendations and also determines the cash bonuses, if any, to be paid to the chairman, president, and vice chairman.

 In March, 1996, the committee awarded bonuses based on 1995 performance to 313 employees, or approximately 66% of the eligible employees, totalling $6.3 million. Bonuses payable in March, 1996 to the 15 highest salaried employees of the Company were subject to limitations contained in the Performance-Based Plan for Executive Officers, which was approved by shareholders at the 1994 annual meeting of shareholders.

 LONG-TERM INCENTIVE AWARDS. Incentive compensation at American General is in-tended to promote long-term growth and profitability, since the Company's businesses are long-term in nature. Awards under the Company's stock and in-centive plans enable the Company to match long-term compensation with long-term contribution and provide participants the opportunity to acquire stock in the Company, thereby further aligning their personal interests with the inter-ests of other long-term shareholders. In determining these awards, the commit-tee follows the process and reviews factors described under "Compensation Pol-icy" above.

 Long-term incentive awards have been made under the Plans. No further awards may be made under the 1984 Plan, which has been terminated except with respect to awards that were outstanding under that plan as of February 8, 1994. Long-term incentive awards are described as follows:

 Stock Options. Stock options are granted with an exercise price equal to 100% of the fair market value of Common Stock on the date of grant. Options become exercisable six months after the date of grant, except that those granted to the highest paid executives generally become exercisable in three equal annual installments beginning on the first anniversary of the grant. The Company has never followed the practice of cancelling existing options and replacing them with new options exercisable at lower prices.

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6                        AMERICAN GENERAL CORPORATION

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-------------------------------------------------------------------------------


 In 1995, options were awarded to 168 employees for 690,700 shares of Common Stock, of which 140,200 were awarded to the named executive officers. The awards to the named executive officers represented three-tenths of one percent (0.3%) of Common Stock outstanding at the end of 1995.

 Performance Awards. Performance awards are contingent awards of shares of Common Stock that are earned over a three-year performance period. The commit-tee determines the percentage of the performance award that is actually earned, which may range from zero to 100%, based upon overall corporate per-formance during the three-year performance period. This decision is based upon a review of key corporate performance measures, including growth of operating earnings per share, total return on book value, return on shareholders' equi-ty, and the overall growth and profitability of the Company, during the inter-vening three-year period. In applying these factors, the committee relies upon the judgment of its members rather than upon a mathematical formula.

 In 1995, the committee determined that the performance awards granted in 1992 should vest at 100%. A total of 10 executive officers received vested perfor-mance shares in 1995, valued at $1.49 million. This compares to a value of $1.01 million when granted in 1992 and reflects the increase in the Common Stock price over the three-year performance period.

 In 1995, no performance awards were granted to any of the named executive of-ficers. In 1996, the granting of performance shares has been resumed as a means to further align the interests of the recipients with the interests of long-term shareholders of the Company.

 Restricted Stock. The 1994 Plan also authorizes the committee to make awards of restricted stock. Restricted stock has never been granted to the CEO. No restricted stock was awarded in 1995 to any of the named executive officers. The 1994 Plan limits the aggregate number of shares of restricted stock that may be awarded annually to one-tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of the preceding December 31.

 DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensa-tion over $1 million paid to their chief executive officers and to certain other highly compensated executive officers. Mr. Hook has deferred a portion of his 1994, 1995, and 1996 compensation until after his retirement. Addition-ally, a deduction is permitted for compensation if it is paid on account of attainment of one or more "performance-based" goals. Therefore, all compensa-tion paid to such individuals by the Company should be deductible.

PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS:
     LARRY D. HORNER, CHAIRMAN
     RICHARD J.V. JOHNSON
     ROBERT E. SMITTCAMP
     ANNE M. TATLOCK*


* Ms. Tatlock was elected as a member of the Personnel Committee on June 8, 1995, and did not participate as a member of that committee prior to such date.


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                             1996 PROXY STATEMENT                             7

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 The following Summary Compensation Table sets forth compensation information for the Company's CEO and each of the five other most highly compensated exec-utive officers of the Company, including officers of certain subsidiaries (the six being herein referred to as the "named executive officers") for services performed in 1995, 1994, and 1993.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                               Long-Term Compensation/1/
                                                       -----------------------------------------
                                 Annual Compensation            Awards               Payouts
--------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                        Restricted   Securities     Incentive      All Other
                                                           Stock     Underlying        Plan         Compen-
Name and Principal Position    Year Salary($) Bonus($) Awards ($)/2/ Options (#)  Payouts ($)/3/ sation ($)/4/
---------------------------    ---- --------- -------- ------------- -----------  -------------- -------------
Harold S. Hook, Chairman &     1995 $980,000  $980,000        -0-          -0-       $719,872       $50,795
 CEO of the Company            1994  980,000   980,000        -0-      505,000        624,400        50,444
                               1993  980,000   784,000        -0-       79,675        701,285        47,922
                        --------------------------------------------------------------------------------------
Robert M. Devlin, President    1995  461,077   400,000        -0-       35,000        128,000        23,488
 of the Company                1994  373,155   300,000        -0-       15,000        112,000        19,376
                               1993  300,731   175,000   $515,625       32,000        134,378        14,998
                        --------------------------------------------------------------------------------------
Jon P. Newton, Vice            1995  333,077   200,000        -0-       22,600            -0-        17,728
 Chairman & General            1994  291,539   150,000    170,250       12,000            -0-        15,709
 Counsel of the Company        1993  247,404   125,000    119,000        6,000            -0-        10,728
                        --------------------------------------------------------------------------------------
James S. D'Agostino Jr.,       1995  299,846   200,000        -0-       20,000         64,000        14,752
 Chairman & CEO of American    1994  280,000   140,000        -0-       12,000         56,000        13,779
 General Life and Accident     1993  286,616   112,000    426,000       17,500         41,943        12,437
 Insurance Company
                        --------------------------------------------------------------------------------------
Stephen D. Bickel, Chairman &  1995  333,077   150,000        -0-       22,600        128,000        18,906
 CEO of The Variable Annuity   1994  300,000   150,000        -0-       12,000        112,000        18,341
 Life Insurance Company        1993  300,000   105,000        -0-       12,000        139,974        15,013
                        --------------------------------------------------------------------------------------
James R. Tuerff, Former        1995  508,077       -0-        -0-       40,000/5/     128,000        25,603
 President of the Company      1994  449,616   300,000        -0-       20,000        112,000        22,817
                               1993  380,000   200,000    610,000       32,000        134,378        16,570
--------------------------------------------------------------------------------------------------------------

/1/AWARDS UNDER THE PLANS. All long-term compensation awards were granted un-
   der the Plans.
/2/RESTRICTED STOCK AWARDS. These amounts represent the value of the re-stricted stock on the date of grant. At December 31, 1995, Messrs. Devlin, Newton, D'Agostino, Bickel, and Tuerff held an aggregate of 25,000, 10,000, 14,000, 10,000, and 30,000 shares, respectively, with a value of $871,875, $348,750, $488,250, $348,750, and $1,046,250, respectively. Mr. Hook holds no restricted stock. Mr. Tuerff's restricted stock was forfeited on the ef-fective date of his resignation from the Company in January, 1996. Divi-dends are paid to holders with respect to restricted stock at the same rate as is paid on all other Common Stock. Upon a Change of Control, all forfei-ture restrictions with respect to all outstanding shares of restricted stock immediately lapse. See "Change of Control and Other Arrangements -
    Change of Control" for the definition of "Change of Control."
/3/LONG-TERM INCENTIVE PLAN PAYOUTS. These amounts represent the value of per-formance awards on the date of vesting, following the three-year performance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
/4/ALL OTHER COMPENSATION. These amounts include the Company's contributions to the American General Employees' Thrift and Incentive Plan ("Thrift Plan") and Supplemental Thrift Plan ("Supplemental Plan") and the taxable value of Company-provided term life insurance ("Excess Life"). The Thrift Plan con-tributions for 1995 were $6,750 for each of the named executive officers. The Supplemental Plan contributions and the Excess Life taxable value for 1995 were, respectively, as follows: Mr. Hook, $37,350 and $6,695; Mr. Devlin, $13,998 and $2,740; Mr. Newton, $8,238 and $2,740; Mr. D'Agostino,
   $6,743 and $1,259; Mr. Bickel, $8,238 and $3,918; and Mr.Tuerff, $16,113 and
   $2,740.
/5/CANCELLED OPTIONS. All 40,000 options were cancelled on the effective date of Mr. Tuerff's resignation from the Company in January, 1996.



-------------------------------------------------------------------------------

8                        AMERICAN GENERAL CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


 The following table contains information concerning the grant of stock options during 1995 to the named executive officers under the 1994 Plan.

                         STOCK OPTIONS GRANTED IN 1995

--------------------------------------------------------------------------------

                                                                      Potential Realizable Value
                                                                       at Assumed Annual Rates
                                                                     of Stock Price Appreciation
                               Individual Stock Option Grants             for Option Term/1/
                           ----------------------------------------------------------------------
                                   % of Total
                         Options Options Granted Exercise                At 5%         At 10%
                         Granted  to Employees    Price   Expiration   per annum     per annum
         Name           (#)/2,3/     in 1995      ($/Sh)     Date         ($)           ($)
-------------------------------------------------------------------------------------------------
Harold S. Hook              -0-        -0-           N/A       N/A            N/A             N/A
Robert M. Devlin         35,000        5.1        $32.00   3-15-05       $704,362      $1,784,992
Jon P. Newton            22,600        3.3         32.00   3-15-05        454,817       1,152,595
James S. D'Agostino Jr.  20,000        2.9         32.00   3-15-05        402,493       1,019,995
Stephen D. Bickel        22,600        3.3         32.00   3-15-05        454,817       1,152,595
James R. Tuerff          40,000        5.8         32.00   1-17-96            N/A             N/A

--------------------------------------------------------------------------------


/1/POTENTIAL REALIZABLE VALUE. These values are disclosed for illustration only and should not be interpreted as projections of the future price of Common Stock. To lend perspective to these illustrative values, if the price of Com-mon Stock increased 5 percent per year for 10 years from March 15, 1995 (dis-regarding dividends and assuming for purposes of the calculation a constant number of shares outstanding), the total increase in value of all shares of Common Stock outstanding would be $4.1 billion; and if the price of Common Stock increased 10 percent per year over such period, the increase in value would be $10.4 billion.
/2/OPTIONS. These consist solely of non-qualified stock options to acquire Com-mon Stock, one-third of which become exercisable on each of the three succes-sive anniversaries following the grant dates. Mr. Tuerff's 1995 stock option grant expired and all 40,000 options were cancelled on the effective date of his resignation from the Company in January, 1996.
/3/CHANGE OF CONTROL. Upon a Change of Control, the stock option agreements pro-vide for the automatic surrender of options and a cash payment based on the difference between the exercise price and a price intended to give the option holder the benefit of the highest price paid for Common Stock in the change of control transaction, or the highest fair market value of Common Stock dur-ing the 60 days preceding the change of control date. See "Change of Control and Other Arrangements - Change of Control" for the definition of "Change of Control."

--------------------------------------------------------------------------------

                              1996 PROXY STATEMENT                             9

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 The following table shows the exercise of options by the named executive of-ficers during 1995 and unexercised options held by them as of December 31, 1995.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                     OPTION VALUES AT DECEMBER 31, 1995/1/
-------------------------------------------------------------------------------

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised     In-the-Money Options
                         Shares Acquired on    Value      Options at 12/31/95 (#)     at 12/31/95 ($)/2/
Name                        Exercise (#)    Realized ($) ------------------------- -------------------------
                                                         Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------------------
Harold S. Hook                140,240        $2,374,308    678,095      196,558    $7,609,630   $1,481,422
Robert M. Devlin                  -0-               -0-     46,334       55,667       349,680      185,875
Jon P. Newton                     -0-               -0-     10,000       30,600        58,250      119,975
James S. D'Agostino Jr.           -0-               -0-     26,797       33,833       257,616      136,769
Stephen D. Bickel                 -0-               -0-     97,756       34,600     1,471,731      136,475
James R. Tuerff                87,936         1,370,909     27,999       64,001/3/    134,661      251,089/3/
-------------------------------------------------------------------------------------------------------------

/1/OPTIONS. The options reported in the table include both incentive stock op-tions and non-qualified stock options to acquire Common Stock. All outstand-ing options are subject to acceleration and cashout upon a Change of Control of the Company. See footnote 3 to the table captioned "Stock Options Granted in 1995."
/2/VALUE. "Value" is the difference between the fair market value of the under-
   lying shares of Common Stock on December 31, 1995 and the exercise price. /3/FORFEITURE. Mr. Tuerff's unexercisable options were forfeited on the effec-
   tive date of his resignation from the Company in January, 1996.

                LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1995

 There were no performance awards granted under the 1994 Plan to the named ex-ecutive officers during the Company's fiscal year ending December 31, 1995. Therefore, there is no table for "Long-Term Incentive Plan Awards Granted in 1995". See "Report of the Personnel Committee" on pages 5 through 7 for a dis-cussion of the administration of the long-term incentive awards.

-------------------------------------------------------------------------------

10                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 The following graph shows the Company's total return on Common Stock compared to the S&P 500 Composite Stock Price Index and the S&P Financial Index over the five-year period beginning December 31, 1990.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN


                               [PASTE UP CHART]



                                                    5-YEAR ANNUALIZED
      YEAR-END        1990 1991 1992 1993 1994 1995   TOTAL RETURN

 American General     $100 $152 $204 $212 $218 $280       22.8%
----------------------------------------------------------------------
 S&P 500 Index         100  130  140  155  157  215       16.6%
----------------------------------------------------------------------
 S&P Financial Index   100  151  186  207  199  307       25.2%


-------------------------------------------------------------------------------

                             1996 PROXY STATEMENT                            11

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


PENSION PLANS

 The table below shows the estimated annual retirement benefits payable to em-ployees at the normal retirement age of 65 under the Company's qualified non-contributory defined benefit retirement plan ("Retirement Plan"), as well as its non-qualified, unfunded benefit plan ("Restoration Plan"). The Restoration Plan provides benefits that employees would have been entitled to receive un-der the Retirement Plan were it not for limitations imposed by the Internal Revenue Code. The Retirement Plan provides that a participant will receive, upon normal retirement, a lifetime pension based on the participant's compen-sation and length of credited service. The annual pension benefits are based on average annual compensation during the highest consecutive five of the last ten years of service. Full vesting of benefits accrued under the Retirement Plan and the Restoration Plan occurs after five years of service.

                              PENSION PLAN TABLE
-------------------------------------------------------------------------------

 Five-Year
  Average
   Annual
Compensation                         Years of Service
 Covered by    -----------------------------------------------------------------
 the Plans      10 Yr.     15 Yr.     20 Yr.     25 Yr.     30 Yr.      35 Yr.
-------------------------------------------------------------------------------
 $  200,000    $ 31,315   $ 46,973   $ 62,631   $ 78,289   $ 93,947   $   98,947
    500,000      80,815    121,223    161,631    202,039    242,447      254,947
    800,000     130,315    195,473    260,631    325,789    390,947      410,947
  1,100,000     179,815    269,723    359,631    449,539    539,447      566,947
  1,400,000     229,315    343,973    458,631    573,289    687,947      722,947
  1,700,000     278,815    418,223    557,631    697,039    836,447      878,947
  2,000,000     328,315    492,473    656,631    820,789    984,947    1,034,947

-------------------------------------------------------------------------------

 The table illustrates estimated retirement benefits payable on a straight-life annuity basis to persons in specified annual compensation and years of service classifications. The amounts in the table are not subject to offset for amounts payable under Social Security. The amounts shown, however, are subject to reduction in the event of early retirement.

 The credited years of service under the Retirement Plan for Messrs. Hook, Devlin, Newton, D'Agostino, Bickel, and Tuerff are 25, 18, 3, 10, 30, and 18, respectively.
 The compensation covered by the Retirement Plan and the Restoration Plan in-cludes all amounts shown in the Summary Compensation Table under the columns comprising "Annual Compensation."

 In 1989, the board of directors approved a supplemental retirement agreement for Mr. Hook. The combined effect of this agreement together with the Retirement Plan and the Restoration Plan is to provide a benefit upon retirement at or after age 62 of 55% of average monthly compensation as defined in the Retirement Plan, with a surviving spousal benefit. In 1990, a lump sum payment of the present value of the supplemental benefit payable at age 60 was made to Mr. Hook. As a result, no further benefits are expected to be payable to Mr. Hook under the supplemental retirement agreement.

CHANGE OF CONTROL AND OTHER ARRANGEMENTS

 CHANGE OF CONTROL. All of the awards outstanding or to be granted under the 1984 Plan and the 1994 Plan are subject to the automatic acceleration of vesting and cashout of the awards upon a Change of Control. See the applicable footnotes to the preceding executive compensation tables for a description of how a Change of Control would affect each type of award under the Plans. The phrase "Change of Control" for all purposes used in this proxy statement is generally defined as (i) the acquisition of 30% or more of the voting securi-ties of the Company by a non-affiliate of the Company; (ii) the merger, consolidation, or sale of substantially all of the assets of the Company, un-less such transaction is with an affiliate of the Company; (iii) the adoption of a plan of liquidation of the Company by its shareholders; or (iv) a change in the constituency of the board of directors of the Company, where the cur-rent directors (including future directors who are nominated or elected by 75% of the then current directors) cease to constitute a majority of the board of directors of the Company.

 SEVERANCE AGREEMENTS. The Company has agreements providing for the payment of severance bene-

-------------------------------------------------------------------------------

12                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

fits to certain officers of the Company and its subsidiaries in the event of voluntary or involuntary termination of employment within a period equal to the lesser of the amount of time such officer was employed by the Company or its subsidiaries prior to the Change of Control or three years following the occurrence of a Change of Control. Involuntary termination includes any termi-nation that results from resignation following any change in certain duties, responsibilities, salary, or benefits. Voluntary termination includes any ter-mination that is not involuntary. No payments are due for termination by rea-son of death, disability, normal retirement, or termination for cause.

 These agreements generally provide for severance payments equal to slightly less than three times the officer's base annual salary, excluding bonuses and special incentive payments, in the event of involuntary termination, and two times salary in the event of voluntary termination. Any payment thereunder will be increased by an additional amount to cover payment of any applicable penalty tax and any federal or state income tax on all benefits received from the Company as the result of a Change of Control in order to equal the amount the officer would have received absent any such penalty tax. The agreements also provide for the continuation of certain medical and dental benefits for a maximum period of 30 months following termination.

 The Company has such agreements with all of the named executive officers, ex-cept Mr. Tuerff. All current agreements expire on March 31, 1998.

  EMPLOYMENT AGREEMENT. In 1994, pursuant to an agreement for Mr. Hook to serve beyond his previously anticipated retirement date, the Company entered into an Employment Agreement providing for Mr. Hook's continued employment as Chairman and CEO of the Company for a period that may expire as late as the Company's annual meeting of shareholders in 1997, at a minimum annual base salary equal to his 1994 annual base salary. Mr. Hook's minimum base salary for this period was set at the same level at which it has remained since May, 1991. This action was in keeping with the Company's strategy of maintaining stable base compensation and emphasizing variable reward opportunities. Mr. Hook will continue to participate, on the same basis generally as other senior executives, in the Company's benefit plans and programs, including the payment of any annual bonus.

 In connection with the Employment Agreement, Mr. Hook was granted options to purchase 400,000 shares of Common Stock pursuant to the 1994 Plan at $25.97 per share, representing the fair market value of Common Stock on the date of the grant. This grant was an inducement to Mr. Hook to extend his employment beyond his previously anticipated retirement date, and was authorized by the personnel committee after consultation with KPMG Peat Marwick LLP. It repre-sented a one-time grant of options that Mr. Hook would otherwise likely have received over the term of the Employment Agreement.

 CONSULTING AGREEMENTS. In 1994, the Company entered into a Consulting Agree-ment, pursuant to which, subject to certain conditions, Mr. Hook will provide consulting services to the Company and the Company will make five annual pay-ments of $250,000 to Mr. Hook following his retirement.

 On October 26, 1995, Mr. Tuerff entered into a Consulting Agreement with the Company. The agreement provides that Mr. Tuerff's employment would continue until January 17, 1996, and that consulting services would be rendered there-after for a period ending no later than October 31, 1996, for which consulting services the Company would pay up to an aggregate of $393,750, payable over the term of the agreement. The agreement also provides for the continuance of certain life insurance and health benefits for a limited period.

-------------------------------------------------------------------------------

                             1996 PROXY STATEMENT                            13

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The Company does not know of any person that owns more than 5 percent of the outstanding Common Stock or Preferred Stock, except for those listed below.


--------------------------------------------------------------------------------
                           Shares
Name & Address of       Beneficially   Percent of
Beneficial Owner           Owned         Class
--------------------------------------------------------------------------------
COMMON STOCK
 INVESCO PLC
  11 Devonshire Square
  London EC2M 4YR
  England               16,225,970/1/    7.8%
-------------------------------------------------------------------------------

 Fayez Sarofim & Co.
  ("Sarofim Co.") and
  Fayez S. Sarofim
  Two Houston Center
  Suite 2907
  Houston, TX            11,838,622/2/    5.7%

--------------------------------------------------------------------------------

/1/INVESCO PLC and certain of its subsidiaries report shared voting and invest-
   ment power with respect to all of the shares reported in the table.
/2/Mr. Sarofim is chairman, president, and principal shareholder of Sarofim Co.
   He reports that through Sarofim Co., Sarofim Trust Co., and Sarofim Interna-tional Management Company (each of which is a registered investment adviser) and certain trusts of which Mr. Sarofim is trustee, he may be deemed to share investment power with respect to all of the shares reported in the table. He shares voting power with Sarofim Co., Sarofim Trust Co., and Sarofim Interna-tional Management Company with respect to not more than 10,486,784 of such shares. Such investment power, voting power, or both, also may be deemed to be shared with trustees, other fiduciaries, clients, or others in many cases. The shares reported in the table exclude 5,800 shares owned by family members of Mr. Sarofim, but as to which Mr. Sarofim and Sarofim Co. disclaim benefi-cial ownership.
--------------------------------------------------------------------------------

                              Shares
Name & Address of          Beneficially  Percent of
Beneficial Owner              Owned        Class
--------------------------------------------------------------------------------
PREFERRED STOCK
 The Lucy B. Gooding
  1995 Living Trust
  2970 St. Johns Avenue
  Jacksonville, FL           753,422/1/     32.5%
--------------------------------------------------------------------------------
 The Bryan Trust
  One Independent Drive
  Jacksonville, FL           479,236/2/     20.7%
--------------------------------------------------------------------------------
 The Olive Julia Gibson
  Bryan Testamentary Trust
  One Independent Drive
  Jacksonville, FL           186,506/2/      8.1%
--------------------------------------------------------------------------------

/1/Lucy B. Gooding, Jack E. Brooks, and Bonnie H. Smith are trustees of The Lucy
   B. Gooding 1995 Living Trust.
/2/Jacob F. Bryan IV, G. Howard Bryan, and Julia Olive Craig Brooke are benefi-ciaries and/or trustees of The Bryan Trust and The Olive Julia Gibson Bryan Testamentary Trust. In addition to the shares reported in the table, G. How-ard Bryan has direct beneficial ownership of 8,033 shares of Preferred Stock.

--------------------------------------------------------------------------------

14                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITY OWNERSHIP OF MANAGEMENT
 The beneficial ownership as of February 15, 1996, or such later date for which such information is available, of Common Stock by each director nominee, by each of the named executive officers identified herein under the caption "Summary Compensation Table," and by all director nominees and executive offi-cers as a group is set forth below, except that the American General Employ-ees' Thrift and Incentive Plan (the "Thrift Plan") ownership is as of December 31, 1995, the latest date for which such information is available. The persons included in the table below own no shares of Preferred Stock.

NAME AND SHARES  ADDITIONAL RIGHTS AND DISCLAIMERS OF BENEFICIAL OWNERSHIP/1/
-------------------------------------------------------------------------------
J. Evans
Attwell         Disclaims beneficial ownership of 7,200 shares owned by a
 157,214 shares family member.
-------------------------------------------------------------------------------
Stephen D.      Includes 62,669 shares owned directly; 44,132 shares held
Bickel  123,989 through the Thrift Plan; and 17,188 shares owned by a family
shares          member for which he disclaims beneficial ownership. Does not include 110,985 shares that may be acquired within 60 days on exercise of stock options.
-------------------------------------------------------------------------------
Brady F.        Disclaims beneficial ownership of 4,618 shares held as
Carruth  28,976 custodian for a family member, as to which he has sole voting
shares          and investment power, and 2,518 shares owned by a family
                member.
-------------------------------------------------------------------------------
James S.        All shares are beneficially owned; 20,147 shares are owned
D'Agostino Jr.  directly, of which 14,000 are restricted shares; and 6,644
 26,791 shares  shares are held through the Thrift Plan. Does not include
                40,796 shares that may be acquired within 60 days on exercise of stock options.
-------------------------------------------------------------------------------
W. Lipscomb     Disclaims beneficial ownership of 13,260 shares owned by
Davis Jr.       family members, by a limited partnership of which he is the
 22,102 shares  general partner, and by a trust of which he is co-trustee.
-------------------------------------------------------------------------------
Robert M.
Devlin  73,610  All shares are beneficially owned; 48,109 shares are owned
shares          directly, of which 15,000 are restricted shares; and 25,501 shares are held through the Thrift Plan. Does not include
                63,000 shares that may be acquired within 60 days on exercise of stock options.
-------------------------------------------------------------------------------
Harold S. Hook  All shares are beneficially owned; 157,113 shares are owned
 290,489 shares directly; 47,640 shares are owned by Main Event Management
                Corporation; and 85,736 shares are held through the Thrift
                Plan. Does not include 839,653 shares that may be acquired within 60 days on exercise of stock options.
-------------------------------------------------------------------------------
Larry D. Horner All shares are beneficially owned.
 2,000 shares
-------------------------------------------------------------------------------
Richard J.V.    All shares are beneficially owned.
Johnson  12,500
shares
-------------------------------------------------------------------------------
Jon P. Newton   All shares are beneficially owned; 11,178 shares are owned
 14,626 shares  directly, of which 10,000 are restricted shares; and 3,448 shares are held through the Thrift Plan. Does not include
                21,533 shares that may be acquired within 60 days on exercise of stock options.
-------------------------------------------------------------------------------
Robert E.
Smittcamp       All shares are beneficially owned.
 69,789 shares
-------------------------------------------------------------------------------
Anne M. Tatlock All shares are beneficially owned.
 500 shares
-------------------------------------------------------------------------------

All Director      Does not include 1,236,211 shares that may be acquired within
Nominees and      60 days on exercise of stock options. Includes 106,000
Executive         restricted shares granted under the Plans. Shares owned by
Officers          the group (including shares that may be acquired within 60
as a Group        days on exercise of stock options) represent 1.1% of the
(23 persons)/2/   outstanding shares of Common Stock.
 1,030,001 shares
-------------------------------------------------------------------------------

/1/Beneficial ownership signifies sole voting and investment power, unless oth-erwise noted. Each participant in the Thrift Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the Thrift Plan's trustee in the event the participant does not exercise voting power). A holder of restricted shares granted under the Plans has sole voting power but not investment power with respect to such shares. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise noted. Securities subject to such disclaimers are included in the total num-ber of 1,030,001 shares listed in the left column.

/2/Mr. Tuerff resigned as President of the Company on October 26, 1995 and as an employee of the Company on January 17, 1996. As of February 15, 1996, he beneficially owned 40,904 shares of Common Stock, of which 19,401 shares were owned directly, and 21,503 shares were held through the Thrift Plan. Such shares are included in the total number of 1,030,001 shares listed in the left column.

-------------------------------------------------------------------------------

                             1996 PROXY STATEMENT                            15

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


CERTAIN RELATIONSHIPS AND TRANSACTIONS

 . In 1995, Mr. Attwell, a director, was a partner in the law firm of Vinson & Elkins L.L.P. that provided legal services to the Company and its subsidiaries during 1995. Presently, Mr. Attwell is Of Counsel to such firm.

 . During Mr. Hook's tenure with the Company, Main Event Management(R), the proprietary management system owned by Main Event Management Corporation ("MEMC"), a corporation solely owned by Mr. Hook, has been made available to the Company without the usual fees. In order to assure the continued avail-ability of the system following Mr. Hook's retirement, the Company entered into a License Agreement dated April 27, 1994 with MEMC, which superseded and supplanted a License Agreement dated March 26, 1976. Pursuant to the 1994 agreement, MEMC granted to the Company and its subsidiaries a worldwide, non-exclusive, perpetual, non-transferable right and license to its proprietary management system, Main Event Management.

 MEMC has agreed to continue to assist the Company in institutionalizing the use of Main Event Management at the Company. As was the case under the prior agreement, intellectual property rights to this proprietary system, including improvements or additions thereto, will continue to be owned by MEMC.

 Upon the earlier of June 1, 1997 or the day after termination of the Employ-ment Agreement described on page 13, the Company will pay to MEMC the sum of $1,250,000, and an annual payment of $125,000 per year for ten consecutive years.

 . Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General companies in the ordinary course of business.

INDEPENDENT AUDITORS
(Item 2 on proxy card)

 The board of directors of the Company, adopting the recommendation of the au-dit committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the accounts of the Company for the year 1996 and recommends ratification of the appointment by the shareholders at the meeting. One or more representatives of Ernst & Young LLP are expected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP has served as the Company's independent auditors for the fiscal year just completed.

 If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast by holders of Common Stock and Preferred Stock present and entitled to vote at the meeting, or if, prior to the meeting, Ernst & Young LLP de-clines to act or otherwise becomes incapable of acting, or its engagement is otherwise discontinued by the board of directors of the Company at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appointment.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

-------------------------------------------------------------------------------

16                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


OTHER BUSINESS

 1996 ANNUAL MEETING. At the date of this proxy statement, the management of the Company knows of no other matter to be presented for action at the meet-ing. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

 SHAREHOLDER PROPOSALS AND NOMINATIONS. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Formal procedures have been established for those proposals and nominations.

 Shareholder proposals must be received at the Company's principal offices on or before November 19, 1996 in order to be included in the proxy materials for presentation at the Company's 1997 annual meeting.

 The Company bylaws provide generally that nominations of persons for election to the board of directors may be made by any shareholder entitled to vote for the election of directors. A shareholder who intends to nominate a director nominee must provide written notification to the corporate secretary of the Company at its principal office. The notification must be provided not fewer than 60 nor more than 90 days prior to any shareholders' meeting called for the election of directors; provided, that in the event the Company gives fewer than 70 days' notice of the date of the shareholders' meeting, such written notification must be provided not later than the close of business on the 10th day following the day on which notice of the shareholders' meeting was mailed to shareholders. In addition, to be effective, the notification must comply with certain other procedures and provide certain information, all as set forth in the Company bylaws. A copy of these requirements will be provided to any shareholder upon written request to the corporate secretary.

PROXY SOLICITATION

 In addition to the solicitation of proxies by mail, proxies also may be so-licited by telephone, telegram, facsimile, or personal interview by employees of the Company, who will not receive additional compensation therefor. The Company has retained Morrow & Co., Inc. to assist in the solicitation of prox-ies at a fee of approximately $13,500, plus expenses. The Company will pay the cost of soliciting proxies. The Company also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy material to the beneficial owners of voting securities.

VOTING OF THRIFT PLAN HOLDINGS

 The terms of the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan, and The Variable Annuity Life Insurance Company Agents' and Managers' Thrift Plan and the related trust agreements with State Street Bank & Trust Company, as Trustee, require that the Trustee vote the shares of Common Stock held in participants' accounts as directed by the participants. In the event a participant does not provide spe-cific voting instructions, the Trustee must vote the shares in accordance with the instructions received from a majority of shares for which the Trustee did receive instructions and in accordance with its fiduciary duty. A participant in one of the plans may use the proxy card to direct the Trustee to vote the shares of Common Stock allocated to that participant's account. The Trustee will vote the shares of the participant whose name and signature appear thereon in the manner directed therein.

By order of the board of directors,


John A. Adkins
Corporate Secretary

March 19, 1996

-------------------------------------------------------------------------------

                             1996 PROXY STATEMENT                            17

--------------------------------------------------------------------------------
 ------------------------------------------------------------------------------






                    [LOGO OF AMERICAN GENERAL APPEARS HERE]

                            1996 PROXY STATEMENT

                        AMERICAN GENERAL CORPORATION

                             2929 ALLEN PARKWAY
                         HOUSTON, TEXAS 77019-2155
--------------------------------------------------------------------------------

P R O X Y

                     [AMERICAN GENERAL LOGO APPEARS HERE]

                 Annual Meeting of Shareholders April 25, 1996

The undersigned hereby appoints J. EVANS ATTWELL, W. LIPSCOMB DAVIS JR., and HAROLD S. HOOK, and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 25, 1996, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin, Harold S. Hook, Larry D. Horner, Richard J. V. Johnson, Jon P. Newton, Robert E. Smittcamp, and Anne M. Tatlock.

If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

SEE REVERSE SIDE


 X Please mark your                                                   |
   votes as in this                                                   | 3147
   example.                                                           |______


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEM 2. (HOWEVER, IF NO DIRECTION IS MADE AS TO VOTING OF THRIFT PLAN STOCK, SEE THE PROXY STATEMENT.)



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

                       FOR            WITHHELD                                              FOR       AGAINST      ABSTAIN
1. Election of                                                    2. Ratification of
   Directors.                                                        Appointment of
   (see reverse)                                                     Independent Auditors.
For, except vote withheld from the following
   nominee(s):

   --------------------------------------------------------
                                                                  In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

                                                                  NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                  administrator, trustee or guardian, give full title as such.

                                                                  --------------------------------------------------------------

                                                                  --------------------------------------------------------------
                                                                  SIGNATURE(S)                                              DATE

P R O X Y

                     [AMERICAN GENERAL LOGO APPEARS HERE]

                 Annual Meeting of Shareholders April 25, 1996

The undersigned hereby appoints J. EVANS ATTWELL, W. LIPSCOMB DAVIS JR., and HAROLD S. HOOK, and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation 7% Convertible Preferred Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 25, 1996, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin, Harold S. Hook, Larry D. Horner, Richard J. V. Johnson, Jon P. Newton, Robert E. Smittcamp, and Anne M. Tatlock.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

SEE REVERSE SIDE


 X Please mark your                                                   |
   votes as in this                                                   | 7566
   example.                                                           |______


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEM 2.



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

                       FOR            WITHHELD                                              FOR       AGAINST      ABSTAIN
1. Election of                                                    2. Ratification of
   Directors.                                                        Appointment of
   (see reverse)                                                     Independent Auditors.
For, except vote withheld from the following
   nominee(s):

   --------------------------------------------------------
                                                                  In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

                                                                  NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                  administrator, trustee or guardian, give full title as such.

                                                                  --------------------------------------------------------------

                                                                  --------------------------------------------------------------
                                                                  SIGNATURE(S)                                              DATE